EXHIBIT 99.1



                                    PETROGEN



                          INSIDER TRADING POLICY - 2005

1.      GENERAL

Federal securities laws prohibit trading in the securities of a company on the basis of "inside" information. Anyone violating these laws is subject to personal liability and could face criminal penalties. The Company takes seriously our obligation, and that of our associates, to prevent insider trading violations. In light of the severity of the possible sanctions, both to you individually and to us as a company, we have established this Insider Trading Policy to assist all of us in complying with our obligations. Any violation of this or any other Company policy could subject you to disciplinary action, up to and including termination. This policy is not intended to replace your responsibility to understand and comply with the legal prohibition on insider trading. If you have specific questions regarding this policy or the applicable law, contact our Compliance Officer (see Section 7).

2.      STATEMENT OF POLICY

No Insider (see Section 5(c)) may buy or sell our securities at any time when they have Material Non-Public Information relating to us (see Section 5).

No Insider may buy or sell securities of another company at any time when they have Material Non-Public Information about that company, including, without limitation, any of our customers, vendors or suppliers, when that information is obtained in the course of services performed on our behalf.

No Insider may disclose our Non-Public Information to third parties.

No Insider may disclose ("tip") Material Non-Public Information to any other person (including family members), and no Insider may make recommendations or express opinions on the basis of Material Non-Public Information with regard to trading in securities.

No Insider who receives or has access to our Material Non-Public Information may comment on stock price movement or rumors of other corporate developments that are of possible significance to the investing public unless it is part of your job (such as Investor Relations) or you have been specifically authorized by the CEO or CFO in each instance.

If you  comment  on  stock  price  movement  or  rumors,  or  disclose  Material
Non-Public Information to a third party, you should contact promptly the Compliance Officer.

No Insider may buy or sell our securities during any of the four "Blackout Periods" that occur each fiscal year (see Section 5(a)).

Any Insider subject to "pre-clearance" may not buy or sell our securities during any of the four "Extended Blackout Periods" that occur each fiscal year (see
Section  5(b)).

This policy continues in effect until the end of the first Blackout Period after termination of employment or other relationship with us.

3.      CERTAIN EXCEPTIONS

The prohibition on trading in Company securities set forth above does not apply to:

The exercise of stock options for cash under our stock option plans (but not the sale of any such shares), since we are the other party to the transaction and the price does not vary with the market but is fixed by the terms of the option agreement.

If it becomes available as an investment option, the purchase of stock through a Company stock fund of the Savings and Investment Plan (401(k)) through regular payroll deductions; however, the election to transfer funds into or out of the stock fund is subject to this policy.

 4.      DEFINITIONS

(a) BLACK-OUT PERIODS. The four Blackout Periods begin on March 31st, June 30th, September 30th and December 31st of each year, and end when two full trading days have passed on the NASDAQ Over the Counter Bulletin Board Stock Market ("NASDAQ OTCBB") after we announce our results for the preceding fiscal period. If the last day of the month falls on a weekend, the Blackout Period will start at the close of business on the last trading day prior to the weekend.

Assuming the NASDAQ OTCBB is open each day, below is an example of when you can trade:

ANNOUNCEMENT DAY                                         FIRST DAY YOU CAN TRADE

Monday Before Market Opens                                      Wednesday
While Market is Open Monday                                     Thursday

(b) EXTENDED BLACK-OUT PERIODS. The four Extended Blackout Periods begin on March 16th, June 16th, September 16th and December 16th of each year, and end when two full trading days have passed on the NASDAQ OTCBB after we announce our results for the preceding fiscal period. If the 16th of the month falls on a weekend, the Extended Blackout Period will start at the close of business on the last trading day prior to the weekend.

(c) INSIDERS. Company "Insiders" are (i) members of our Board of Directors, our corporate officers and our employees; (ii) our consultants and other persons associated with us and our subsidiaries, including distributors, sales agents and joint venture partners, who receive or have access to our Material
Non-Public Information; and (iii) household and immediate family members of those listed in (i) and (ii).

(d) MATERIAL INFORMATION. Information is deemed to be material if there is a reasonable likelihood that it would be considered important to an investor in making a decision regarding the purchase or sale of securities. While it is not possible to define all categories of material information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include:

     o    Financial results

     o    Projections of future earnings or losses

     o    News of a pending or proposed merger

     o    Acquisitions /Divestitures

     o    Impending bankruptcy or financial liquidity problems

     o    Gain or loss of a substantial customer or supplier

     o    Changes in dividend policy

     o    New product announcements of a significant nature

     o    Significant pricing changes

     o    Stock splits

     o    New equity or debt offerings

     o    Significant litigation exposure due to actual or threatened litigation

     o    Major changes in senior management.

Either positive or negative information may be material.

(e) NON-PUBLIC INFORMATION. Non-Public Information is information that has not been disclosed to the general public and is not available to the general public. Non-Public Information will be deemed to be public after two full trading days have passed on the NASDAQ OTCBB following the date when the information is disclosed publicly. See the example above in section 5(a) for assistance in determining when you can trade.

(f) SECURITIES.  Securities  include common stock,  preferred stock,  options to
purchase  common  stock,   warrants,   convertible   debentures  and  derivative
securities.

5.      POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION

(a) INDIVIDUAL RESPONSIBILITY. Each person is individually responsible for complying with the securities laws and this policy, regardless of whether we have prohibited trading by that person or any other Insiders. Trading in securities outside the Blackout Periods or suspension periods should not be considered a "safe harbor", although the safest period for trading in the Company's securities, assuming the absence of Material Non-Public Information, is generally the first ten trading days following the end of the Blackout Period. The Blackout Periods are particularly sensitive for transactions in the

Company's stock for compliance with applicable securities laws. This is because officers, directors and certain other employees will, as any quarter progresses, be increasingly likely to possess Material Non-Public Information about the expected financial results for the quarter.

The matters set forth in this policy are guidelines only, and appropriate judgment should be exercised in connection with all securities trading.

(b)  POTENTIAL SANCTIONS.

(i) Liability for Insider Trading. Insiders may be subject to substantive financial penalties and up substantial prison sentences for trading in securities when they have Material Non-Public Information.

(ii) Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed Material Non-Public Information, or to whom they have made recommendations or expressed opinions on the basis of such information about trading securities. The Securities and Exchange Commission (the "SEC") has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the National Association of Securities Dealers, Inc. use sophisticated electronic surveillance techniques to uncover insider trading.


(iii)Possible Disciplinary Actions. Associates who violate this policy will be subject to disciplinary action, which may include ineligibility for future participation in our equity incentive plans or termination of employment.

6.      COMPLIANCE OFFICER

(a) IDENTITY OF COMPLIANCE OFFICER. Our Compliance Officer is our General Counsel. We may, in our sole discretion, change the Compliance Officer from time-to-time.

(b) DUTIES OF COMPLIANCE OFFICER. The duties of the Compliance Officer, or his or her designee, which may be executed on the advice of counsel, shall include, but not be limited to:

(i)  Determining who the Section 16 Individuals are and notifying them.

(ii) Determining who the Other Restricted Persons are and notifying them.

(iii)Pre-clearing all securities transactions by Section 16 Individuals and Other Restricted Persons to determine compliance with this policy, insider trading laws and other applicable securities laws and regulations.

(iv) Assisting Section 16 Individuals in the preparation and filing of Section 16 reports (Forms 3, 4 and 5).

(v) Serving as the Company's designated recipient of copies of reports filed with the SEC by Section 16 Individuals.

(vi) Reminding all Section 16 Individuals periodically of their reporting obligations.

(vii)Performing periodic cross-checks of available materials, which may include Forms 3, 4 and 5, Forms 144, Schedules 13D and G, officers' and directors' questionnaires, and reports received from our stock administrator and transfer agent, to determine trading activity by officers, directors and others who have, or may have, access to Material Non-Public Information.

(viii) Circulating  this policy (and/or a summary) to all  employees,  including
     Section 16 Individuals, and providing this policy and other appropriate materials to new officers, directors and others who have, or may have, access to Material Non- Public Information.

(ix) Assisting our Board of Directors in implementation of this policy.

(x)  Compliance activities with respect to Rule 144 sales of our stock.

7.      ADDITIONAL INFORMATION - FOR SECTION 16 INDIVIDUALS

Section 16 Individuals must also comply with the reporting obligations and limitations on "short-swing" transactions set forth in the federal securities laws. The practical effect of these provisions is that Section 16 Individuals who both purchase and sell the Company's securities within a six-month period must refund all profits from the sale to the Company, whether or not they had knowledge of any Material Non-Public Information. Under these provisions, and so long as certain other criteria are met, the receipt of options under the Company's option plans, the exercise of that option, and the purchase of shares through the Company's 401(k) Savings and Investment Plan is not subject to these restrictions; however, the sale of any such shares is subject to this 6-month rule. Additionally, Section 16 Individuals may never make a short sale of the Company's stock. The Company has provided, or will provide, separate memoranda and other appropriate materials to its Section 16 Individuals regarding compliance with these rules.